April 1, 2002 Via Federal Express LaSalle National Bank, as Trustee LaSalle National Bank, as Paying Agent 135 South LaSalle Street, Suite 1625 135 South LaSalle Street, Suite, 1625 Chicago, Illinois 60674 Chicago, Illinois 60674 Attention: Asset-Backed Securities Attention: Asset-Backed Securities Trust Trust Services-Bear Stearns Commercial Services-Bear Stearns Commercial Mortgage Securities Inc., Series 1999-Cl Mortgage Securities Inc., Series 1999-Cl Moody's Investors Service, Inc., as Rating Standard & Poor's Ratings Group, as Rating Agency Agency 99 Church Street 25 Broadway New York, NY 10007 New York, NY 10004 Attention: Commercial Mortgage Attention: Commercial Mortgage Surveillance Group Surveillance Manager GECC, as Directing Certificateholder Bear Steams Commercial Mortgage 125 Park Avenue, 1 Wh Floor Securities, Inc., as Depositor New York, NY 100 17 245 Park Avenue Attention: Dan Vinson New York, NY 10167 Attention: James G. Reichek Re: Annual Statement as to Compliance Bear Stearns Commercial Mortgage Pass-Through Certificates, Series 1999-Cl In accordance with Section 3.13 of the Pooling and Servicing Agreement (the "Agreement dated as of February 1, 1999, entered into in connection with the above-referenced Certificates, the undersigned officer of GEMSA Loan Services, L.P., successor by merger to GE Capital Loan Services, Inc. (the "Servicer") hereby certifies that (i) a review of the activities of the Servicer for the preceding calendar year and of its performance under the Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects its obligations under the Agreement throughout such year, and (iii) the Servicer has received no notice regarding qualification, or challenging the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body. ..1500 City West Boulevard, Suite 200 - Houston, TX 77042 - (713) 458-7200 - (800) 456-1443 LaSalle National Bank March 28, 2002 Page 2 Pat McEntee, Director, Portfolio Management, on behalf of GEMSA Loan Services, L.P., successor by merger to GE Capital Loan Services, Inc., in its capacity as Servicer 20020ffCert.130.doc